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April 19, 2010

Sound Shore Fund, Inc.

3435 Stelzer Road

Columbus, Ohio 43219

Dear Ladies and Gentlemen:

We have acted as counsel for Sound Shore Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933 of an indefinite number of shares of Common Stock, $0.001 par value each, of the Company.

As counsel for the Company, we have participated in the preparation of Post-Effective Amendment No. 35 under the Securities Act of 1933 and Post-Effective Amendment No. 32 under the Investment Company Act of 1940 to the registration statement of the Company on Form N-1A relating to such shares and have examined and relied upon such records of the Company relating, among other things, to the authorization by the Company’s Board of Directors of the issuance of the shares, and such other documents and applicable law we have deemed to be necessary to render the opinions expressed herein. Based on such examination, we are of the opinion that:

i.	The Company has the authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share (the “Shares”).

ii.	At such time as the Shares are sold, issued and paid for in accordance with the terms of the prospectus forming a part of the Company’s Post-Effective Amendment No. 35 to its registration statement, the Shares, when sold, will be legally issued, fully paid and non-assessable by the Company.

We hereby consent to the use of this opinion as an exhibit to the Company’s Post-Effective Amendment No. 35 to its registration statement on Form N-1A, and any subsequent amendments thereto, filed with the Securities and Exchange Commission (File No. 2-96141).

In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP

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